                                                                    EXHIBIT 11.1

WEST MARINE, INC.
STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE
(in thousands except income per share amounts)


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
                                                       13 Weeks   13 Weeks    26 Weeks    26 Weeks
                                                         Ended      Ended       Ended      Ended
                                                        June 29,   July 1,     June 29,   July 1,
                                                          1996      1995         1996      1995
                                                       ---------  --------    ---------   --------
PRIMARY
- -------

Net income                                             $ 7,577    $ 5,130       $ 7,910   $ 5,276

Weighted average common shares outstanding              15,196     13,898        15,076    13,196

Common equivalent shares:
    Stock options                                        1,266        684         1,166       664
                                                       -------    -------       -------   -------
Weighted average common and
  common equivalent shares                              16,462     14,582        16,242    13,860
                                                       -------    -------       -------   -------

Net income per common and common equivalent share      $  0.46    $  0.35       $  0.49   $  0.38
                                                       =======    =======       =======   =======

FULLY DILUTED
- -------------

Net income                                             $ 7,577    $ 5,130       $ 7,910   $ 5,276

Weighted average shares outstanding                     15,196     13,898        15,076    13,196

Common equivalent shares:
    Stock options                                        1,334        694         1,342       700
                                                       -------    -------       -------   -------
Weighted average common and
  common equivalent shares                              16,530     14,592        16,418    13,896
                                                       =======    =======       =======   =======

Net income per common and common  equivalent share     $  0.46    $  0.35       $  0.48   $  0.38
                                                       =======    =======       =======   =======
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